Exhibit 5.1
                                                                     -----------

                            OPINION OF BRYAN CAVE LLP



BRYAN CAVE LLP
2800 North Central Avenue
21st Floor
Phoenix, Arizona  85004


                                December 4, 1997


Mobile Mini, Inc.
1834 West Third Street
Tempe, Arizona  85281


Dear Sirs:

         We are acting as counsel to Mobile Mini, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 750,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable in connection with the Mobile Mini, Inc. Amended and Restated 1994 Stock Option Plan (the "Plan").

         We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Based upon the foregoing, we are of the opinion that, when issued in accordance with the Plan, the shares of Common Stock will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,



                                          BRYAN CAVE LLP